INVESTMENT
SHARES EXHIBIT
TO
MULTIPLE CLASS
PLAN
(REVISED 6/1/15)

1.	SEPARATE
ARRANGEMENT AND
EXPENSE
ALLOCATION

For purposes of Rule 18f-
3 under the Act, the basic
distribution and
shareholder servicing
arrangement of the
Investment Shares will
consist of sales and
shareholder servicing by
financial intermediaries.
Financial intermediaries
may receive shareholder
service fees for services
provided.  In connection
with this basic
arrangement, Investment
Shares will bear the
following fees and
expenses:

Fees and Expenses
Maximum Amount Allocated Investment Shares
Sales Load
None
Contingent Deferred
Sales Charge (?CDSC?)
None
Shareholder Service Fee
Up to 25 basis points (0.25%) of the average daily net asset value
12b-1 Fee
As set forth in the attached Schedule
Other Expenses
Itemized expenses incurred by the Fund with respect to holders of Investment Shares as described in Section 3 of the Plan

2.	CONVERSION
AND EXCHANGE
PRIVILEGES

For purposes of Rule 18f-
3, Investment Shares
have the following
conversion rights and
exchange privileges at the
election of the
shareholder:

Conversion Rights:
None
Exchange Rights:
Investment Shares may be exchanged for Investment Shares of any other Federated fund or share class that does not have a stated sales charge or contingent deferred sales charge, except Class A Shares of Federated Liberty U.S. Government Money Market Trust and
Class R Shares.

In any exchange, the
shareholder shall receive
shares having the same
aggregate net asset value
as the shares surrendered,
unless Class A Shares or
Class F Shares which are
subject to a CDSC are
being exchanged, in
which case the CDSC fee
will be imposed as if the
Class A Shares or Class F
Shares had been
redeemed.  Exchanges to
any other Class shall be
treated in the same
manner as a redemption
and purchase.
?
SCHEDULE OF
FUNDS
OFFERING
INVESTMENT
SHARES

The Funds set forth on
this Schedule each offer
Investment Shares on the
terms set forth in the
Investment Shares
Exhibit to the Multiple
Class Plan.



Multiple Class Company
Series
12b-1 Fee


Edward Jones Money Market Fund
None


Money Market Obligations Trust:

Federated California Municipal Cash Trust
0.25%
Federated Municipal Obligations Fund
0.25%
Tax-Free Money Market Fund
None